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[MOSAIX LOGO]             1999 MANAGEMENT BONUS PLAN


OBJECTIVES

Objectives to be served by Mosaix's annual cash incentive compensation plan for senior managers (the "Plan" or the "MBP") include the following:

- Motivate key managers to focus on the company's financial performance and achieving superior financial results.

- Reward key managers with significant upside bonus potential for company and line-of-business financial results that exceed challenging target levels.

-       Reward contributions based on the manager's own individual performance.

- Provide a market-competitive level of compensation for each Plan participant.

PLAN DESIGN

With these basic objectives in mind, the Plan incorporates the following key features:

- The Plan has three levels of participation, as defined below. The levels generally correspond with organizational levels, and higher participation levels offer greater bonus opportunity.

- For corporate plan participants, the company's earnings per share achieved versus the annual operating plan will determine a percentage of annual base salary to be paid out as a bonus. This percentage will be different across the three participation levels but will be the same for each participant in a particular level.

- Participants in Mosaix's lines of business will receive incentive compensation based on a combination of both corporate and line-of-business (LOB) performance. The performance measures for the line-of-business portion will be the LOB revenue and operating income achieved versus the annual operating plan.

- A participant's final bonus may be increased or decreased by a performance factor that is based on an assessment of the individual's performance, as described below.

-       The maximum bonus that may be earned is 150% of eligible base salary.

PLAN PARTICIPATION AND RESPONSIBILITY LEVELS

The Plan's participating positions are described below. An employee must hold an approved Plan position to participate in the Plan. Level I and Level II participants will include both corporate participants only and participants who have both corporate and line-of-business bonus components. The following positions will participate in the 1999 MBP at the levels shown.

Level          Participating Position(s)
-----          -------------------------
CEO            President & Chief Executive Officer
Level I        Senior Vice Presidents
Level II       Vice Presidents and Directors, excluding those on sales incentive compensation plans

The annual bonus targets, expressed as a percentage of annual base salary, will be as follows:

                                           Level I                  Level II
                                    -----------------------  ------------------------
                                                 Corporate/                Corporate/
                                    Corporate     Line of    Corporate     Line of
                          CEO         Only        Business      Only       Business
                         -----      ---------    ----------  ---------     ----------
Corporate                 50%          35%          25%          20%          10%
Line of Business          --           --           10%          --           10%
                         ---          ---          ---          ---          ---
Total                     50%          35%          35%          20%          20%

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1999 MANAGEMENT BONUS PLAN                                           PAGE 2 OF 6

Mosaix's CEO will have the discretion to add or remove employees from the Plan if they move into or leave positions previously approved for Management Bonus Plan participation.

- If an employee moves into a Plan position during the year, he or she will participate in the Plan only for each full month worked in the Plan position.

- Finally, an individual must work at Mosaix for at least one full financial quarter to participate in the Plan and must be employed by Mosaix at the time that bonus checks are distributed in order to receive a bonus under the Plan.

DEFINITIONS

- "Earnings Per Share"     Annual net income divided by average number of
                           shares outstanding on a fully diluted basis.
                           Determined on a consolidated basis, and reported to the public.

- "Revenue"                For "planned," the annual total revenue target for a
                           line of business as determined by Mosaix's Chief
                           Executive Officer. For "actual," yearly audited net revenues (total revenues less returns and allowances).

- "Operating Income"       For "planned," the annual consolidated net operating
                           income target for a line of business as determined by Mosaix's Chief Executive Officer, including budgeted management bonuses under this Plan but excluding allocations. For "actual," the annual audited net operating income for the line of business, plus actual accrued management bonus expenses.

- "Line of Business"       The valid lines of business for 1999 shall be the
                           Customer Relationship Management (CRM) and Call
                           Management Systems (CMS) lines.

- "Payout Table"           A table mapping the percentage achievement of planned
                           performance to a percentage of eligible base salary to be earned as a bonus. There will be one payout table for a corporate Plan participant based on corporate EPS performance. There will be two payout tables for corporate/line-of-business participants:
                           one based on corporate performance and the other based on line-of-business performance.

- "Bonus Percentage"       The percentage of eligible base salary to be earned
                           as a bonus, obtained from the payout table(s). There will be one bonus percentage for corporate participants and two additive percentages for corporate/line-of-business participants.

- "Performance Factor"     A factor to be multiplied by the individual's bonus
                           percentage(s) to determine a final bonus payout amount.

                           - The factor is discretionary and is based on a subjective evaluation of the participant's performance for the year.

                           - The factor may range from 0 to 2.0, meaning that the bonus payout may be eliminated or doubled, to a maximum bonus of 150% of base salary.

                           - The performance factor may be expressed in .1 increments, such as 1.1. It is expected that factors will be tightly distributed around 1.0.

                           - The same performance factor will be applied against both bonus percentages for corporate/line-of-business participants.

- "Eligible Base Salary"   The participant's annual base salary rate at the end
                           of the year, applied over the entire year. The eligible base salary rate does not include:


                           -    Stipend, premium, or salary supplement

                           -    Mileage, per diem, or benefits payments

                           -    Commissions, incentive, or bonus pay

                           -    Pay associated with carrying an electronic pager

                           - Salary for months for which the participant is not a Plan participant

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1999 MANAGEMENT BONUS PLAN                                           PAGE 3 OF 6


CORPORATE PLAN PARTICIPANTS

For corporate plan participants, bonus percentages will be extracted from the payout table below. The table will determine bonus percentages from actual audited consolidated earnings per share results achieved, using interpolations or extrapolations as necessary. No bonuses will be earned if earnings per share falls below 75% of targeted EPS. The bonus percentage determined for each level will apply to each manager at that level.

BONUS LEVERAGE CURVES AND PAYOUT TABLE

Bonuses as a percent of base salary will be determined by EPS performance as follows:


 Percent                                    Percent of                 Bonus as Percent
  of EPS                                      Bonus                     of Base Salary
  Target                                      Target          ---------------------------------------
Achieved           Leverage Curve            Achieved         CEO          Level I           Level II
--------           --------------           ----------        ---    ----------------        --------
      75%                                      62.5%          31%            22%                13%
      80%       1.5 to 1 Decreasing            70.0%          35%            25%                14%
      85%                                      77.5%          39%            27%                16%
------------------------------------------------------------------------------------------------------
      90%                                      90.0%          45%            32%                18%
      95%                                      95.0%          48%            33%                19%
     100%                                       100%          50%            35%                20%
     105%           1 to 1 Linear               105%          53%            37%                21%
     110%                                       110%          55%            39%                22%
     115%                                       115%          58%            40%                23%
   119.9%                                     119.9%          60%            42%                24%
------------------------------------------------------------------------------------------------------
     120%                                       140%          70%            49%                28%
     125%                                       150%          75%            53%                30%
     130%        2 to 1 Increasing              160%          80%            56%                32%
     135%                                       170%          85%            60%                34%
     140%                                       180%          90%            63%                36%


The following table contains examples of how the payout table works for a Level II corporate participant with a bonus target of 20% of base salary.


   Performance          Bonus to Performance
    vs. Plan           Increase/Decrease Ratio                                   Bonus Payout
   -----------         -----------------------                                   ------------
   75% -  89.9%        Decrease 1.5% for each 1%       16.4% of Salary Bonus (-18%) for 88% (-12%) Performance
   90% -  99.9%        Decrease 1% for each 1%         18.8% of Salary Bonus (-6%) for 94% (-6%) Performance
  100% - 119.9%        Increase 1% for each 1%         22.4% of Salary Bonus (+12%) for 112% (+12%) Performance
  120% -   140%        Increase 2% for each 1%         31.2% of Salary Bonus (+56%) for 128% (+28%) Performance


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1999 MANAGEMENT BONUS PLAN                                           PAGE 4 OF 6


Some of the bonus payout percentages in the table on the preceding page have been rounded for ease of presentation. The exact value will be used in the calculation of bonuses. For example, at 105% of the EPS target, the Level I bonus will actually be 36.75% of base salary, not 37%.

Also, the bonus percentages will be interpolated for financial results that fall between the major increments shown on the table. For example, for earnings per share of 96% of target, the bonus percentages will be 48.0% for the CEO level, 33.6% for Level I, and 19.2% for Level II. Above 140% net operating income and/or revenue achievement, the bonus percentages will be extrapolated based on the 2:1 bonus to performance ratio.

PERFORMANCE FACTOR AND PERFORMANCE APPRAISAL

A performance factor may be used to increase or decrease the Plan participant's bonus payout based on a subjective assessment of the individual's performance and contributions over the course of the year. The performance factor will be multiplied by the participant's bonus percentage(s) to yield a final bonus payout percentage. A Level II corporate participant with a performance factor of
1.1 would receive a bonus payout of 22%, given 100% achievement of the annual EPS target. This 22% equals the 20% bonus percentage at target multiplied by the
1.1 performance factor.

The performance factor is discretionary in nature, but should be correlative to the individual's performance level for 1999 as assessed in February 2000. The factor may vary between 0 and 2.0 and may be fractional. It is anticipated that performance factors will be tightly distributed around 1.0.

  Individual Performance  --------------- Better Performance  --------------
  Performance Factor            0.0               1.0               2.0

As part of the Plan administration, a performance appraisal will be completed for each Plan participant by the end of February 2000.

- Mosaix's Chief Executive Officer will be evaluated by the Compensation Committee of the Board of Directors.

- The Chief Executive Officer will evaluate direct-report Plan participants.

- The managers included in the Plan who are not direct reports to the Chief Executive Officer will be evaluated by the appropriate Level I executive.

A Management Bonus Plan Oversight Committee will review the performance ratings for all Vice President- and director-level participants to ensure consistency and fairness in performance ratings. Committee membership will include Mosaix's Chief Executive Officer and Executive Director, Human Resources.

CORPORATE/LINE-OF-BUSINESS MANAGEMENT BONUS PLAN PARTICIPANTS

Corporate/line-of-business MBP participants will include those Plan participants responsible for the effective operation and profitability of their lines of business, as determined by Mosaix's CEO. Each participant will be notified as to whether he or she is a corporate participant or a corporate/line-of-business participant.

CORPORATE BONUS FOR LEVEL I PARTICIPANTS

The target bonus of 35% of base salary for 100% plan achievement will be composed of 25% for corporate performance and 10% for line-of-business performance.

-       The corporate performance measure will be earnings per share.

- The line-of-business performance measures will be revenue and net operating income achieved versus target.

- The payout table on the following page presents the corporate bonus payout levels for Level I participants.

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1999 MANAGEMENT BONUS PLAN                                           PAGE 5 OF 6


CORPORATE BONUS FOR LEVEL II PARTICIPANTS

For corporate/line-of-business MBP participants, the target bonus of 20% of base salary for 100% plan achievement will be composed of 10% for corporate performance and 10% for line-of-business performance.

- The corporate and line-of-business performance measures will be the same as for Level I.

- The payout table below presents the corporate bonus payout levels for Level II participants.

CORPORATE BONUS PAYOUT TABLE FOR CORPORATE/LOB MBP PARTICIPANTS


 Percent                                  Percent of         Bonus as Percent
  of EPS                                    Bonus             of Base Salary
  Target                                    Target         -------------------
Achieved            Leverage Curve        Achieved         Level I    Level II
--------            --------------        ----------       -------    --------
      75%                                         0%          0.0%       0.0%
      75%       1.5 to 1 Decreasing            62.5%         15.6%       6.3%
      80%                                      70.0%         17.5%       7.0%
      85%                                      77.5%         19.4%       7.8%
------------------------------------------------------------------------------
      90%                                      90.0%         22.5%       9.0%
      95%                                      95.0%         23.8%       9.5%
     100%                                       100%         25.0%      10.0%
     105%          1 to 1 Linear                105%         26.3%      10.5%
     110%                                       110%         27.5%      11.0%
     115%                                       115%         28.8%      11.5%
   119.9%                                     119.9%         30.0%      12.0%
------------------------------------------------------------------------------
     120%                                      140%          35.0%      14.0%
     125%                                      150%          37.5%      15.0%
     130%        2 to 1 Increasing             160%          40.0%      16.0%
     135%                                      170%          42.5%      17.0%
     140%                                      180%          45.0%      18.0%


LINE-OF-BUSINESS BONUS FOR LEVEL I AND LEVEL II PARTICIPANTS

The following matrix will be used to determine bonuses based on line-of-business performance for both Level I and level II participants:

                           Actual % of Planned LOB Operating Income
                        75%      90%      100%    119.9%   120%     140%
                       --------------------------------------------------
   Actual        75%   6.3%     7.6%      8.1%     9.1%    10.1%    12.1%
                      ---------------------------------------------------
    % of         90%   7.6%     9.0%      9.5%    10.5%    11.3%    13.3%
                      ---------------------------------------------------
  Planned       100%   8.1%     9.5%     10.0%    11.0%    12.0%    14.0%
                      ---------------------------------------------------
    LOB       119.9%   9.1%    10.5%     11.0%    12.0%    13.0%    15.0%
                      ---------------------------------------------------
  Revenue       120%  10.1%    11.3%     12.0%    13.0%    14.0%    16.0%
                      ---------------------------------------------------
                140%  12.1%    13.3%     14.0%    15.0%    16.0%    18.0%
                      ---------------------------------------------------

No bonuses based on line-of-business performance may be earned for either level of participation unless EPS performance exceeds 75% of the annual target. If this condition is met, the bonuses determined for the corporate and line-of-business bonus components will be additive. For example, if corporate performance yields an 11.25% bonus percentage and line-of-business performance yields a 3.75% percentage, the total bonus will be 15.00%. This percentage will continue to be increased or decreased on an individual basis by a performance factor as described above.


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1999 MANAGEMENT BONUS PLAN                                           PAGE 6 OF 6



For results between the increments shown, bonus percentages will be interpolated as described above. For results above 140% of plan, bonus percentages will be extrapolated in the same manner as described above. The maximum total bonus that may be earned by a corporate/line-of-business participant is 150% of eligible base salary.

CORPORATE AND LINE-OF-BUSINESS PERFORMANCE TARGETS

The applicable EPS, revenue, and operating income targets will be communicated to Plan participants under separate cover.

BONUS PAYOUTS

100% of bonuses earned will be paid as soon as is practical following publication of audited financial statements for the year and approval of recommended bonuses by the Compensation Committee of the Board of Directors. The target date for payouts will be February 29, 2000. Estimated federal income taxes of at least 28% and other required payroll taxes will be withheld. Estimated bonuses payable will be accrued throughout the year in proportion to performance achieved versus planned. Adjustments in accruals will be made periodically to reflect actual performance relative to plan.

Staff members who are assigned to different responsibility levels during the year will have their bonuses calculated based on the number of months at each responsibility level. Likewise, any staff member who is added to the Plan after January 4, 1999 will have his or her bonus calculated on a prorated basis, based on full months worked while on the Plan.

DESIGNATION OF BENEFICIARY

Any payment actually payable under this Plan but which is unpaid at the time of a participant's death shall be paid to the beneficiary designated by the participant on Mosaix's group life insurance/ accidental death & dismemberment Beneficiary Designation form. This form is filed in the participant's personnel file.

The designated beneficiary may be changed from time to time by filing a new Beneficiary Designation form. The designation last filed shall control the person to whom Plan payments will be made.

In the event that no beneficiary is designated or the designated beneficiary shall predecease the participant, any unpaid amount shall be paid to the participant's executor or administrator. Payments to the beneficiary, executor, or administrator of a deceased participant shall be made in a lump sum as soon as is administratively feasible.

GENERAL PROVISIONS

- The Plan is effective as of January 1, 1999 and is effective for 1999 only. The Plan can be amended or terminated at any time by action of the Compensation Committee of the Board of Directors.

- Should EPS fall below 75% of target for the year, the Board of Directors, in its discretion, may make special bonus payments to Plan participants.

- Managers included in the Plan must be active employees of Mosaix, Inc. on the date that bonuses are paid to receive a bonus.

- The Plan is not a contract between the Company and any employee. Nothing contained in the Plan gives any employee the right to be retained in the employ of the Company, or interferes with the right of the Company to terminate the employment of any employee at any time without regard to the effect that such termination may have on any opportunities under the Plan.